Exhibit 4.1

SYNGENTA FINANCE N.V.

as Issuer

SYNGENTA AG

as Guarantor

to

THE BANK OF NEW YORK MELLON

as Trustee

_______________________

INDENTURE
_______________________

Dated as of November      , 2011

Providing for Issuance of Senior

Debt Securities in Series

i

ARTICLE 15
Guarantees

Section 15.01. Guarantee.	84
Section 15.02. Execution and Delivery of Guarantee.	85

v

SYNGENTA AG

Certain Sections of this Indenture relating to
Sections 310 through 318, inclusive, of the
Trust Indenture Act of 1939:

Trust Indenture Act Section	Indenture Section
(S) 310(a) (1)	6.09
(a) (2)	6.09
(a) (3)	Not Applicable
(a) (4)	Not Applicable
(b)	6.08, 6.10
(S) 311(a)	6.13
(b)	6.13
(S) 312(a)	7.01, 7.02(a)
(b)	7.02(b)
(c)	7.02(c)
(S) 313(a)	7.03(a)
(b)	7.03(a)
(c)	7.03(a)
(d)	7.03(b)
(S) 314(a)	7.04
(a)(4)	1.01, 7.04
(b)	Not Applicable
(c)(1)	1.02
(c)(2)	1.02
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	1.02
(S) 315(a)	6.01
(b)	6.02
(c)	6.01
(d)	6.01
(e)	5.14
(S) 316(a)	1.01
(a)(1)(A)	5.02, 5.12
(a)(1)(B)	5.13
(a)(2)	Not Applicable
(b)	5.08
(c)	1.04(c)

(S) 317(a)(1)	5.03
(a)(2)	5.04
(b)	Section 10.03
(S) 318(a)	1.07
____________________________ NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

INDENTURE

INDENTURE, dated as of November    , 2011, among SYNGENTA FINANCE N.V., a limited liability company (naamloze vennootschap) organized under the laws of The Netherlands and with corporate seat in Amsterdam, The Netherlands (herein called the “Company”), SYNGENTA AG, a Swiss stock corporation (Aktiengesellschaft) (herein called the “Guarantor”), having its principal office at Schwarzwaldallee 215, 4058 Basel, Switzerland, and The Bank of New York Mellon as Trustee (herein called the “Trustee”).

Recitals of the Company

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its senior unsubordinated unsecured debentures, notes or other evidences of indebtedness (herein called the “Securities”), to be issued in one or more series as provided in this Indenture.

All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

Recitals of the Guarantor

For value received, the Guarantor has duly authorized the execution and delivery of this Indenture to provide for the issuance of the Guarantees by it with respect to the Securities as set forth in this Indenture.

The Guarantor desires to make the Guarantees provided for herein, and has determined that such Guarantees are necessary and convenient to the conduct of the business of the Company, a wholly-owned subsidiary of the Guarantor.

All things necessary to make the Guarantees, when executed by the Guarantor and endorsed on the Securities authenticated and delivered hereunder, the valid obligations of the Guarantor, and to make this Indenture a valid agreement of the Guarantor, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof, as follows:

ARTICLE 1
Definitions and Other Provisions of General Application

Section 1.01.  Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)           the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2)           all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3)           all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”), and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean IFRS as issued by IASB at the date of such computation; and

(4)           unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Indenture; and

(5)           the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Act”, when used with respect to any Holder, has the meaning specified in Section 1.04.

“Additional Amounts” has the meaning specified in Section 10.06.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 6.15 to act on behalf of the Trustee to authenticate Securities of one or more series.

“Authorized Agent” has the meaning specified in Section 1.14.

“Authorized Person” means, when used with reference to the Company, any person authorized to act on behalf of the Company in connection with this Indenture pursuant to a power of attorney granted in a Board Resolution or any managing director of the Company and, when used with reference to the Guarantor, any person authorized to act on behalf of the Guarantor in connection with this Indenture pursuant to a Board Resolution.

“Board of Directors” means, when used with reference to the Company, the managing board of the Company or any duly authorized committee of such managing board of the Company and, when used with reference to the Guarantor, either the board of directors, or other governing body, of the Guarantor or any duly authorized committee of such board of directors or other governing body of the Guarantor.

“Board Resolution” means, when used with reference to the Company or the Guarantor, a copy of one or more resolutions, certified by the Secretary or an Assistant Secretary of the Company or the Guarantor, as the case may be, to have been duly adopted by its respective Board of Directors or pursuant to authority granted by its respective Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Book-Entry Security” means a Security in the form prescribed in Section 3.04 evidencing all or part of a series of Securities, issued to the Depositary for such series or its nominee, and registered in the name of such Depositary or such nominee.

“Business Day”, when used with respect to any Place of Payment, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment are authorized or obligated by law or executive order to close.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by any two Authorized Persons and delivered to the Trustee.

“Corporate Trust Office” means the principal office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of original execution of this Indenture is located at 101 Barclay Street, New York, New York 10286, Attention: Corporate Trust Administration with a copy in all cases to The Bank of New York Mellon, One Canada Square, London E14 5AL, United Kingdom, except that, with respect to presentation of the Securities for payment or registration of transfers or exchanges and the location of the register, such term means the office or agency of the Trustee at which at any particular time its corporate agency business shall be conducted.

“Debt” means a note, bond, debenture or other similar evidence of indebtedness for money borrowed. For the avoidance of doubt, “Debt” shall not include any payment obligation arising under any hedging or derivative instrument.

“Defaulted Interest” has the meaning specified in Section 3.08.

“Depositary” means, with respect to the Securities of any series issuable or issued in whole or in part in the form of one or more Book-Entry Securities, the Person designated as Depositary for such series by the Company pursuant to Section 3.01, which Person shall be a clearing agency registered under the Securities Exchange Act of 1934, as amended and if at any time there is more than one such Person, “Depositary” as used with respect to the Securities of any series shall mean the Depositary with respect to the Securities of such series.

“Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02 or if the Security is redeemed prior to the Maturity thereof.

“Event of Default” has the meaning specified in Section 5.01.

“Funded Debt” means when used with respect to any Person, all Debt having a maturity of more than 12 months from the date as of which the determination is made or having a maturity of 12 months or less but by its terms being renewable or extendable beyond 12 months from such date at the option of the borrower, but excluding any such Debt owed to the Guarantor or the Company.

“Guarantee” means any guarantee of the Guarantor endorsed on a Security authenticated and delivered pursuant to this Indenture, including guarantees in the form set forth in Section 2.02.

“Guarantor” means that Person named as “Guarantor” in the first paragraph of this Indenture until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Guarantor” shall include such successor corporation.

“Guarantor Order” means a written order signed in the name of the Guarantor by any two Authorized Persons and delivered to the Trustee.

“Holder” means a Person in whose name a Security is registered in the Security Register.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument, and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively. The term “Indenture” shall also include the forms and terms of particular series of Securities established as contemplated by Section 3.01.

“Indexed Security” means any Security which provides that the principal amount thereof payable at Stated Maturity may be more or less than the principal face amount thereof at original issuance.

“interest”, when used with respect to a Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

“Interest Payment Date”, when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Lien” means a pledge, mortgage, lien, encumbrance or security interest.

“Maturity”, when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Officers’ Certificate” means, with respect to the Company and the Guarantor, a certificate signed by any two Authorized Persons and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel for the Company or the Guarantor, as the case may be, who shall be reasonably acceptable to the Trustee.

“Outstanding”, when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(i)           Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(ii)           Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company or the Guarantor) in trust or set aside and segregated in trust by the Company or the Guarantor, as the case may be (if the Company or the Guarantor shall act as its own Paying Agent) for the Holders of such Securities and any Guarantees appertaining thereto; provided, that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to Section 11.04 of this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii)           Securities, except to the extent provided in Sections 13.02 and 13.03, with respect to which the Company has effected defeasance or covenant defeasance as provided in Article 13; and

(iv)           Securities which have been paid pursuant to Section 3.07 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, or whether sufficient funds are available for redemption or for any other purpose, and for the purpose of making the calculations required by Section 313 of the Trust Indenture Act, (i) the principal amount of a Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof pursuant to Section 5.02, (ii) the principal amount of a Security denominated in one or more foreign currencies or currency units shall be the U.S. dollar equivalent, determined in the manner provided as contemplated by Section 3.01 on the date of original issuance of such Security, of the principal amount (or, in the case of a Discount Security, the U.S. dollar equivalent on the date of original issuance of such Security of the amount determined as provided in (i) above) of such Security, (iii) the principal amount of any Indexed Security that may be counted in making such determination or calculation and that shall be deemed to be Outstanding for such purpose shall be equal to the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Security pursuant to Section 3.01, and (iv) except for the purpose of making the calculations required by Section 313 of the Trust Indenture Act, Securities owned by the Company, the Guarantor or any other obligor upon the Securities or any Affiliate of the Company, the Guarantor or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Securities which a Responsible Officer of the Trustee has received written notice that they are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company, the Guarantor or any other obligor upon the Securities or any Affiliate of the Company, the Guarantor or of such other obligor.

“Paying Agent” means any Person authorized by the Company or the Guarantor to pay the principal of or any premium or interest on, or any Additional Amounts with respect to, any Securities on behalf of the Company. Initially, the Trustee shall be appointed as Paying Agent.

“Person” means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment”, when used with respect to the Securities of any series, means the place or places where the principal of and any premium and interest on, and any Additional Amounts with respect to, the Securities of that series are payable as specified as contemplated by Sections 3.01 and 10.02.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.07 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Redemption Date”, when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price”, when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 3.01.

“Relevant Indebtedness” means any Debt that, at the date of the issue, is being, is capable of being, or is intended to be quoted, listed or ordinarily dealt in on any stock exchange or other securities market.

“Relevant Jurisdiction” has the meaning specified in Section 10.06.

“Relevant Taxing Jurisdiction” has the meaning specified in Section 10.06.

“Responsible Officer”, when used with respect to the Trustee, means any vice president, any assistant secretary, any assistant treasurer, any senior trust officer, any trust officer or assistant trust officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of the Indenture.

“Securities” has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 3.06.

“Significant Subsidiary” means any Subsidiary of the Guarantor that falls within the definition of Rule 1-02(w) of Regulation S-X of the Securities Act of 1933, as amended.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.08.

“Stated Maturity”, when used with respect to any Security or any installment of principal thereof or interest thereon or any Additional Amounts with respect thereto, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is, or such Additional Amounts are, due and payable.

“Subsidiary” means any Person of which at least a majority of the outstanding stock or other ownership interests having by the terms thereof ordinary voting power for the election of directors of such Person (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by the Guarantor or by one or more other Subsidiaries or by the Guarantor and one or more other Subsidiaries.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series. For purposes of Section 6.07, “Trustee” shall also include the Trustee in all of its other capacities as Security Registrar, Paying Agent, Authenticating Agent and exchange rate agent.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“U.S. Government Obligations” has the meaning specified in Section 13.04.

Section 1.02.  Compliance Certificates and Opinions.

Upon any application or request by the Guarantor or the Company, as applicable, to the Trustee to take any action under any provision of this Indenture, the Guarantor or the Company, as the case may be, shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers’ Certificate, if to be given by an officer of the Guarantor or the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a)      a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b)      a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)      a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)      a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.03.  Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Guarantor or the Company, as applicable, may be based, insofar as it relates to legal matters, upon a certificate or representations by counsel or an opinion of counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate, representations or opinion with respect to the matters upon which such Officers’ Certificate or opinion is based are erroneous. Any such certificate or representations of counsel or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Guarantor or the Company, as applicable, stating that the information with respect to such factual matters is in the possession of the Guarantor or the Company, as applicable, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.04.  Acts of Holders; Record Dates.

(a)      Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Guarantor or the Company, as the case may be. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee, the Guarantor or the Company, if made in the manner provided in this Section.

(b)      The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient and in accordance with such reasonable rules as the Trustee may determine.

(c)      The Company may, but shall not be obligated to, fix any day as the record date for the purpose of determining the Holders of Securities of any series entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders of Securities of such series. If not set by the Company prior to the first solicitation of a Holder of Securities of such series made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 7.01) prior to such first solicitation or vote, as the case may be. With regard to any record date for action to be taken by the Holders of one or more series of Securities, only the Holders of Securities of such series on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

(d)      The ownership of Securities shall be proved by the Security Register.

(e)      Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

Section 1.05.  Notices, Etc., to Trustee, the Company and the Guarantor.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(a)      the Trustee by any Holder, the Guarantor or the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration with a copy in all cases to The Bank of New York Mellon, One Canada Square, London E14 5AL, United Kingdom, or

(b)      the Guarantor or the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Guarantor or the Company, as applicable, addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Guarantor or the Company, as applicable, Attention: Group General Counsel, Fax: +41 61 3237571, if to the Guarantor, or Attention: Board Secretary, Fax: +31 228 366 160, if to the Company.

Section 1.06.  Notice to Holders; Waiver.

Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 1.07.  Conflict with Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 1.08.  Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.09.  Successors and Assigns.

All covenants and agreements in this Indenture by the Company or the Guarantor, as applicable, shall bind its successors and assigns, whether so expressed or not.

Section 1.10.  Separability Clause.

In case any provision in this Indenture, the Securities or the Guarantees shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.11.  Benefits of Indenture.

Nothing in this Indenture, the Securities or the Guarantees, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.12.  Governing Law.

This Indenture, the Securities and the Guarantees shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles thereof.

Section 1.13.  Legal Holidays.

In any case where any Interest Payment Date, Redemption Date, Stated Maturity or Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture, the Securities or Guarantees (other than a provision of the Securities of any series or of any Guarantee which specifically states that such provision shall apply in lieu of this Section)) payment of interest, principal (and premium, if any) or any Additional Amounts need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, the Redemption Date, or at the Stated Maturity or Maturity; provided, that no interest shall accrue for the intervening period.

Section 1.14. Submission to Jurisdiction; Appointment of Agent for Service of Process.

Each of the Company and the Guarantor hereby appoints C T Corporation System acting through its office at 111 Eighth Avenue, 13th Floor, New York, NY 10011 as its authorized agent (the “Authorized Agent”) upon which process may be served in any legal action or proceeding against the Company or the Guarantor with respect to their respective obligations under this Indenture or the Securities of any series, instituted in any federal or state court in the Borough of Manhattan, The City of New York by the Holder of any Security and each of the Company and the Guarantor agrees that service of process upon such Authorized Agent, together with written notice of said service to the Company and the Guarantor by the Person serving the same addressed as provided in Section 1.05, shall be deemed in every respect effective service of process upon the Company and the Guarantor in any such legal action or proceeding. Each of the Company and the Guarantor hereby irrevocably submits to the non-exclusive jurisdiction of any such court in respect of any such legal action or proceeding and waives any objection it may have to the laying of the venue of any such legal action or proceeding. Such designation shall be irrevocable by the Company or the Guarantor until all amounts in respect of the principal of and any premium and interest due and to become due on or in respect of all the Securities issued under this Indenture have been paid by the Company or the Guarantor, as the case may be, to the Trustee pursuant to the terms hereof, the Securities and the Guarantee. Notwithstanding the foregoing, each of the Company and the Guarantor reserves the right to appoint another Person, selected in its discretion, as a successor Authorized Agent, and upon acceptance of such consent to service of process by such a successor the designation of the prior Authorized Agent shall terminate. The Company and the Guarantor shall give written notice to the Trustee and all Holders of the designation by it of a successor Authorized Agent. If for any reason  C T Corporation System ceases to be able to act as the Authorized Agent, the Company and the Guarantor will appoint a successor Authorized Agent in accordance with the preceding sentence. The Company and the Guarantor further agree to take any and all action, including the filing of any and all documents and instruments as may be necessary to continue such designation of such agent in full force and effect until this Indenture has been satisfied and discharged. Service of process upon the Authorized Agent addressed to it at the address set forth above, as such address may be changed by notice given by the Authorized Agent to the Trustee, together with written notice of such service mailed or delivered to the

Company and the Guarantor shall be deemed, in every respect, effective service of process on the Company and the Guarantor.

Section 1.15.  Act of Holders when Securities are Denominated in Different Currencies.

Whenever any action or Act is to be taken hereunder by the Holders of two or more Series or Issues of Securities denominated in different currencies, then, for the purposes of determining the principal amount of Securities held by such Holders, the aggregate principal amount of the Securities denominated in a currency other than United States dollars shall be deemed to be that amount of United States dollars that could be obtained for such principal amount on the basis of the spot rate of exchange for such currency as determined by the Company or by an authorized exchange rate agent and evidenced to the Trustee by an Officers’ Certificate, as of the date the taking of such action or Act by the Holders of the requisite percentage in principal amount of the Securities is evidenced to the Trustee. An exchange rate agent may be authorized in advance or from time to time by the Company, and may be the Trustee or its Affiliate. Any such determination by the Company or by any such exchange rate agent shall be conclusive and binding on all Holders and the Trustee, and neither the Company nor such exchange rate agent shall be liable therefor in the absence of bad faith.

Section 1.16.  Monies of Different Currencies to be Segregated.

The Trustee shall segregate monies, funds, and accounts held by the Trustee hereunder in one currency from any monies, funds or accounts in any other currencies, notwithstanding any provision herein which would otherwise permit the Trustee to commingle such amounts.

Section 1.17.  Payment to be in Proper Currency.

(a)      Each reference in any Security, or in the Board Resolution relating thereto, to any currency shall be of the essence. In the case of any Security denominated in any currency (the “Required Currency”) other than United States dollars, except as otherwise provided therein or in the related Board Resolution, the obligation of the Company or the Guarantor, as the case may be, to make any payment of principal, premium or interest thereon or Additional Amounts with respect thereto shall not be discharged or satisfied by any tender by the Company or the Guarantor, or recovery by the Trustee, in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the Trustee timely holding the full amount of the Required Currency then due and payable. If any such tender or recovery is in a currency other than the Required Currency, the Trustee may take such actions as it considers appropriate to exchange such currency for the Required Currency. The costs and risks of any such exchange, including without limitation the risks of delay and exchange rate fluctuation, shall be borne by the Company or the Guarantor, as the case may be, the Company or the Guarantor shall remain fully liable for any shortfall or delinquency in the full amount of Required Currency then due and payable, and in no circumstances shall the Trustee be liable therefor.  Each of the Company and the Guarantor hereby waives any defense of payment based upon any such tender or recovery which is not in the Required Currency, or which, when exchanged for the Required Currency by the Trustee at the written direction of the Company or the Guarantor, is less than the full amount of Required Currency then due and payable.

(b)      If for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of or interest on the Securities of any series from the Required Currency into a currency in which a judgment will be rendered, the rate of exchange used shall be the spot rate of exchange for such currency as determined by the Company or by an authorized exchange rate agent and evidenced to the Trustee by an Officer's Certificate on the day on which final unappealable judgment is entered, unless such day is not a Business Day in The City of New York, then, to the extent permitted by applicable law, the rate of exchange used shall be the spot rate of exchange for such currency as determined by the Company or by an authorized exchange rate agent and evidenced to the Trustee by an Officer's Certificate on the Business Day in The City of New York preceding the day on which a final unappealable judgment is entered. The Company shall be responsible for arranging the conversion of such a judgment from Swiss Francs into US Dollars.

Section 1.18.  Waiver of Jury Trial.

Each of the Company, the Guarantor and the Trustee hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Indenture, the Securities or the transactions contemplated hereby.

ARTICLE 2
Security and Guarantee Forms

Section 2.01.  Forms Generally.

The Securities of each series and the related Guarantees shall be in substantially the forms set forth in this Article, or in such other form as shall be established by or pursuant to a Board Resolution or Officers’ Certificate of the Company or the Guarantor, as applicable, or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary therefor or as may, consistently herewith, be determined by the officers executing such Securities or Guarantees, as evidenced by their execution thereof. If the form of Securities of any series or related Guarantees is established by, or by action taken pursuant to, a Board Resolution or Officers’ Certificate, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company or the Guarantor, as the case may be, and delivered to the Trustee at or prior to the delivery of the Company Order or the Guarantor Order, as the case may be, contemplated by Section 3.03 for the authentication and delivery of such Securities.

The definitive Securities and the definitive Guarantees shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities or Guarantees, as the case may be, as evidenced by their execution of such Securities or Guarantees.

Section 2.02.  Guarantee by Guarantor; Form of Guarantee.

The Guarantor by its execution of this Indenture hereby agrees with each Holder of a Security authenticated and delivered by the Trustee, and with the Trustee on behalf of each such Holder, to be irrevocably and unconditionally bound by the terms and provisions of the Guarantee set forth below in respect of such Security, and authorizes any two Authorized Persons of the Guarantor to execute each such Guarantee, manually or by facsimile signature in the name and on behalf of the Guarantor.

Guarantees to be endorsed on the Securities shall, subject to Section 2.01, be in substantially the form set forth below:

GUARANTEE

For value received, SYNGENTA AG, a Swiss stock corporation (Aktiengesellschaft) (herein called the “Guarantor”, which term includes any successor Person under the Indenture referred to in the Security upon which this Guarantee is endorsed), hereby irrevocably and unconditionally guarantees to the Holder of the Security upon which this Guarantee is endorsed and to the Trustee on behalf of the such Holder the due and punctual payment of the principal of, any premium and interest on, and any Additional Amounts with respect to, such Security, and any other amount due and payable in respect of such Security and all amounts due under and pursuant to the terms of the Indenture, when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption, repurchase, or otherwise, according to the terms of such Security and of the Indenture referred to therein. In case of the failure of Syngenta Finance N.V., a limited liability company (naamloze vennootschap) organized under the laws of The Netherlands and with corporate seat in Amsterdam, The Netherlands (herein called the “Company”, which term includes any successor corporation under such Indenture), immediately to make any such payment of principal, premium or interest on, and any Additional Amounts with respect to, such other amounts, the Guarantor hereby agrees to cause any such payment to be made immediately when and as the same shall become due and payable, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the Company.

The Guarantor hereby agrees that its obligations hereunder shall be as if it were principal debtor and not merely surety, and shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of such Security or such Indenture, any failure to enforce the provisions of such Security or such Indenture, or any waiver, modification or indulgence granted to the Company with respect thereto, by the Holder of such Security or the Trustee, or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor. The Guarantor hereby waives the benefits of diligence, presentment, demand of payment, filing of claims with a court in the event or merger, insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged except by strict and complete performance of the obligations contained in such Security and this Guarantee. The Guarantor hereby agrees that, in the event of a default in payment of principal of, any premium or interest on, such Security, or other amount payable in respect thereof, legal proceedings may be instituted immediately by the Trustee on behalf of, or by, the Holder of such Security, on the terms and conditions set forth in the Indenture, directly against the Guarantor to enforce this Guarantee without first proceeding against the Company.

The Guarantor shall be subrogated to all rights of the Holder of such Security and the Trustee against the Company in respect of any amounts paid to such Holder by the Guarantor on account of such Security pursuant to the provisions of this Guarantee or the Indenture; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of, and any premium and interest on, and all other amounts payable in respect of, all Securities issued under such Indenture shall have been paid in full.

No reference herein to such Indenture and no provision of this Guarantee or of such Indenture shall alter or impair the guarantee of the Guarantor, which is absolute and unconditional, of the due and punctual payment of principal of, any premium and interest on, and all other amounts payable in respect of, the Security upon which this Guarantee is endorsed.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication of the Security upon which this Guarantee is endorsed shall have been manually executed by or on behalf of the Trustee under such Indenture.

All terms used in this Guarantee which are defined in such Indenture shall have the meanings assigned to them in such Indenture.

This Guarantee shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

This Guarantee is an unsecured obligation of the Guarantor, and ranks pari passu with all other unsubordinated indebtedness of the Guarantor.

IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed and dated as of the date of the Security upon which this Guarantee is endorsed.

SYNGENTA AG
By:
Title:

By:
Title:

Each Guarantee shall be dated the date of the Security upon which it is endorsed. Reference is made to Article 15 for further provisions with respect to the Guarantees.

Section 2.03.  Form of Face of Security.

[insert any legend required by the Internal Revenue Code and the regulations thereunder or a Depositary.]

SYNGENTA FINANCE N.V.
[title of Security]
No._____
$_________________	CUSIP _____

SYNGENTA FINANCE N.V., a limited liability company (naamloze vennootschap) organized under the laws of The Netherlands and with corporate seat in Amsterdam, The Netherlands (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to _______, or registered assigns, the principal sum of ___________ Dollars on _________, and to pay interest thereon from _____________ or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on _______ and ______ in each year, commencing __________________________, at the rate of [__]% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the _______ or _______ (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and any such interest on, and any Additional Amounts with respect to, this Security will be made at the office or agency of the Company maintained for that purpose in _______________________, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by wire transfer to an account maintained by the Person entitled thereto as specified in the Security Register, provided that such Person shall have given the Trustee written wire instructions at least five Business Days prior to the applicable Interest Payment Date. Interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

[If the Security is payable in other than US dollars, insert the appropriate provision.]

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

SYNGENTA FINANCE N.V.
By:
Title:

By:
Title:

Section 2.04.  Form of Reverse of Security.

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, as of [__________], 2011 (herein called the “Indenture”), between the Company and The Bank of New York Mellon, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $[_________].

[If the Securities are redeemable at the option of the Company, include redemption provisions.]

[If the Securities are redeemable through a mandatory sinking fund, include the following:]

[The sinking fund for the Securities of this series provides for the redemption on _____________ in each year beginning with the year ____ and ending with the year _____of [not less than $________ (“mandatory sinking fund”) and not more than] $________ aggregate principal amount of Securities of this series. Securities of this series acquired or redeemed by the Company otherwise than through [mandatory] sinking fund payments may be credited against subsequent [mandatory] sinking fund payments otherwise required to be made [in the inverse order in which they become due].]

[If the Securities do not have a sinking fund, include the following:]

The Securities of this series do not have the benefit of any sinking fund obligations.

[If the Securities are subject to redemption, include the following:]

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

[If the Securities are not subject to redemption, include the following:]

The Securities of this series are not redeemable prior to maturity.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security and/or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

[If the Security is not a Discount Security, include the following:]

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

[If the Security is a Discount Security, include the following:]

If an Event of Default with respect to Securities of this series shall occur and be continuing, an amount of principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Such amount shall be equal to [formula for determining the amount]. Upon payment (a) of the amount of principal so declared due and payable and (b) of interest on any overdue principal, premium and interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company’s obligations in respect of the payment of the principal of and premium and interest, if any, on the Securities of this series shall terminate.

[If the Security is an Indexed Security, include the appropriate provision.]

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be adversely affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be adversely affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium, interest and Additional Amounts on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

[If the Security is a Book-Entry Security, include the following:]

If at any time the Depositary for this Security notifies the Company that it is unwilling or unable to continue as Depositary for this Security or if at any time the Depositary shall no longer be eligible under the Indenture with respect to this Security, and if a successor Depositary eligible under the Indenture for this Security is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company’s election that the Securities of this Issue be represented by a Book-Entry Security shall no longer be effective with respect to this Security, and the Company shall execute, and the Trustee upon receipt of a Company Order for the authentication and delivery of definitive Securities shall authenticate and deliver, Securities in definitive form in an aggregate principal amount equal to the principal amount of this Security in exchange for this Security. The Company may at any time and in its sole discretion determine that the Securities of this Series shall no longer be represented by Book-Entry Securities. In such event the Company shall execute, and the Trustee, upon receipt of a Company Order, shall authenticate and deliver, Securities of this Series in definitive form and in an aggregate principal amount equal to the principal amount of the Book-Entry Security or Securities representing this Series in exchange for such Book-Entry Security or Securities.

No Holder of any Securities shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture or for the appointment of a receiver or trustee, or for any other remedy under the Indenture, unless (a) the Trustee shall have received written notice from such Holder of a continuing Event of Default in respect of such Securities; (b) the Trustee shall have received a written request from the Holders of not less than 25% in principal amount of the Outstanding Securities of the series in respect of which the Event of Default has occurred to institute proceedings in respect of such Event of Default in its own name as trustee under the Indenture; (c) such Holder or Holders have offered to the Trustee indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request; (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of such series.

The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

No recourse shall be had for the payment of the principal of (or premium, if any) or the interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer, director or employee, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes (subject to Section 3.08 of the Indenture), whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of laws principles thereof.

Section 2.05. Form of Trustee’s Certificate of Authentication.

The Trustee’s certificate of authentication shall be in substantially the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: _____________________

The Bank of New York Mellon, As Trustee

By:
Authorized Signatory:

ARTICLE 3
THE SECURITIES

Section 3.01. Amount Unlimited; Issuable in Series.

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued from time to time in one or more series. There shall be established in or pursuant to a Board Resolution of the Company or,

subject to Section 3.03, set forth, or determined in the manner provided, in an Officers’ Certificate of the Company, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series:

(a) the title of the Securities of the series (which shall distinguish the Securities of the series from Securities of any other series);

(b) any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 3.05, 3.06, 3.07, 9.06 or 11.07 and except for any Securities which, pursuant to Section 3.03, are deemed never to have been authenticated and delivered hereunder);

(c) if other than denominations of $1,000 and any integral multiples thereof, the denominations in which Securities of the series shall be issuable;

(d) the Person to whom any interest on a Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

(e) the date or dates on which the principal of and premium, if any, on the Securities of the series is payable or the method of determination thereof;

(f) the rate or rates at which the Securities of the series shall bear interest, if any, or the method of calculating such rate or rates of interest, the date or dates from which such interest shall accrue or the method by which such date or dates shall be determined, the Interest Payment Dates on which any such interest shall be payable and the Regular Record Date for any interest payable on any Interest Payment Date;

(g) if other than the Corporate Trust Office of the Trustee, the place or places where the principal of and any premium and interest on or any Additional Amounts with respect to such Securities of the series shall be payable;

(h) the currency, currencies or currency units in which payment of the principal of and any premium and interest on any Securities of the series shall be payable if other than the currency of the United States of America and the manner of determining the equivalent thereof in the currency of the United States of America for purposes of the definition of “Outstanding” in Section 1.01;

(i) the period or periods within which, the price or prices at which, the currency or currencies (including currency units) in which and the other terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company;

(j) if the principal of or any premium or interest on or any Additional Amounts with respect to any Securities of the series is to be payable, at the election of the Company, the Guarantor or a Holder thereof, in one or more currencies or currency units other than that or those in which the Securities are stated to be payable, the currency, currencies or currency units in which payment of the principal of and any premium and interest on Securities of such series as to which such election is made shall be payable, and the periods within which and the other terms and conditions upon which such election is to be made;

(k) if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.02 or the method by which such portion shall be determined;

(l) the obligation, if any, of the Company to redeem or purchase Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods (or the methods of determination of such a period or periods) within which, the price or prices at which and the other terms and conditions upon which Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(m) if the amount of payments of principal of or any premium or interest on or any Additional Amounts with respect to any Securities of the series may be determined with reference to an index, formula or other method, the index, formula or other method by which such amounts shall be determined;

(n) if the amount Outstanding of an Indexed Security for purposes of the definition of “Outstanding” is to be other than the principal face amount at original issuance, the method of determination of such amount;

(o) if applicable, that either or both of Section 13.02 or 13.03 will not apply to the Securities of such series;

(p) whether the Securities of the series shall be issued in whole or in part in the form of one or more Book-Entry Securities and, in such case, the Depositary with respect to such Book-Entry Security or Securities and the circumstances under which any Book-Entry Security may be registered for transfer or exchange, or authenticated and delivered, in the name of a Person other than such Depositary or its nominee, if other than as set forth in Section 3.06;

(q) any additional, modified or different covenants or Events of Default applicable to one or more particular series of Securities; and

(r) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 9.01(e)).

All Securities (and Guarantees endorsed thereon) of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution referred to above and (subject to Section 3.03) set forth, or determined in the manner provided, in the Officers’ Certificate referred to above or in any such indenture supplemental hereto. All Securities of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the Holders, for issuances of additional Securities of such series; provided that any additional Securities issued in a reopening that have the same CUSIP, ISIN or other identifying number of outstanding Securities of any series must be fungible with the outstanding Securities of such series for U.S. federal income tax purposes.

If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate setting forth, or providing the manner for determining, the terms of the series.

Section 3.02. Denominations.

The Securities of each series shall be issuable in registered form without coupons in such denominations as shall be specified as contemplated by Section 3.01. In the absence of any such provisions with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $1,000 and any integral multiple thereof.

Section 3.03. Execution, Authentication, Delivery and Dating.

The Securities shall be executed on behalf of the Company by any two Authorized Persons under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The corporate seal and the signature of any of these officers on the Securities may be manual or facsimile.

Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company, with Guarantees endorsed thereon by the Guarantor, to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities and a Guarantor Order approving the delivery of the Guarantees endorsed thereon, and the Trustee in accordance with the Company Order shall authenticate and deliver or make available for delivery such Securities bearing such Guarantees; provided, however , that in the case of Securities of a series that are not to be originally issued at one time, the Trustee shall authenticate and deliver or make available for delivery such Securities bearing such Guarantees from time to time in accordance with such other procedures (including, without limitation, the receipt by the Trustee of oral or electronic instructions from the Company or its duly authorized agents, promptly confirmed in writing) acceptable to the Trustee as may be specified by or pursuant to a Company Order delivered to the Trustee. If the form or forms or terms of the Securities of the series, and the Guarantees endorsed thereon, have been established in or pursuant to one or more Board Resolutions as permitted by Sections 2.01 and 3.01, in authenticating such Securities bearing such Guarantees, and accepting the additional responsibilities under this Indenture in relation to such Securities bearing such Guarantees, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, one or more Opinions of Counsel stating,

(a) if the form or forms of such Securities and Guarantees have been established by or pursuant to Board Resolution as permitted by Section 2.01, that such form or forms have been established in conformity with the provisions of this Indenture;

(b) if the terms of such Securities have been, or in the case of Securities of a series that are not to be originally issued at one time, will be established by or pursuant to Board Resolution as permitted by Section 3.01, that such terms have been, or in the case of Securities of a series that are not to be originally issued at one time, will be established in conformity with the provisions of this Indenture, subject, in the case of Securities of a series that are not to be originally issued at one time, to any conditions specified in such Opinion of Counsel;

(c) that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and subject to such other exceptions as shall be acceptable to the Trustee; provided, that such Opinion of Counsel need express no opinion as to whether a court in the United States would render a money judgment in currency other than that of the United States;

(d) that such Guarantees, when endorsed on Securities that have been authenticated and delivered by the Trustee and issued by the Guarantor in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Guarantor enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and subject to such other exceptions as shall be acceptable to the Trustee; provided, that such Opinion of Counsel need express no opinion as to whether a court in the United States would render a money judgment in currency other than that of the United States; and

(e) that all laws and requirements in respect of the execution and delivery by the Company of such Securities and by the Guarantor of such Guarantees have been complied with.

If such form or forms or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which the Trustee determines would expose it to personal liability.

Notwithstanding the provisions of Section 3.01 and of the preceding paragraph, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officers’ Certificate otherwise required pursuant to Section 3.01 or the Company Order and Opinion of Counsel otherwise required pursuant to such preceding paragraph at or prior to the time of authentication of each Security of such series if such documents, with appropriate modifications to cover such future issuances, are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

Each Security shall be dated the date of its authentication unless otherwise specified in or pursuant to the Board Resolution relating thereto.

Section 3.04. Book-Entry Securities.

If the Company shall establish pursuant to Section 3.01 that the Securities of a series are to be issued in whole or in part in the form of one or more Book-Entry Securities, then the Company shall execute and the Trustee shall, in accordance with this Section and the Company Order and the Guarantor Order with respect to such series, authenticate and deliver one or more Book-Entry Securities, with Guarantees endorsed thereon, in temporary or permanent form that (a) shall represent and shall be denominated in an aggregate amount equal to the aggregate principal amount of the Outstanding Securities of such series to be represented by one or more Book-Entry Securities, (b) shall be registered in the name of the Depositary for such Book-Entry Security of Securities or the nominee of such Depositary, (c) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instruction and (d) shall bear a legend substantially to the following effect (or such other legend as may be prescribed by the Depositary): “Unless and until it is exchanged in whole or in part for Securities in definitive registered form, this Security may not be transferred except as a whole by the Depositary to the nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.”

Each Depositary designated pursuant to Section 3.01 for a Book-Entry Security in registered form must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation.

Beneficial owners of part or all of a Book-Entry Security shall be subject to the rules of the Depositary as in effect from time to time. The Company, the Trustee and the Paying Agent shall not be responsible for any acts or omissions of the Depositary, for any Depositary records of beneficial interests or for any transactions between the Depositary and beneficial owners.

Notwithstanding any other provision of this Section, unless and until it is exchanged in whole or in part for Securities in definitive form, a Book-Entry Security representing all or a portion of the Securities of a series may not be transferred except as a whole by the Depositary for such series or to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

If at any time the Depositary for any Securities of a series notifies the Company that it is unwilling or unable to continue as Depositary for the Securities of such series or if at any time the Depositary for the Securities of such series shall no longer be eligible under Section 3.06, the Company shall appoint a successor Depositary eligible under Section 3.06, with respect to the Securities of such series. If a successor Depositary eligible under Section 3.06 for the Securities of such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company’s election that the Securities of such series be represented by one or more Book-Entry Securities shall no longer be effective with respect to the Securities of such series and the Company shall execute and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Securities of such series, shall authenticate and deliver, Securities of such series in definitive form in an aggregate principal amount equal to the principal amount of the Book-Entry Security or Securities representing such series in exchange for such Book-Entry Security or Securities.

The Company may at any time and in its sole discretion determine that the Securities of any series issued in the form of one or more Book-Entry Securities shall no longer be represented by such Book-Entry Security or Securities. In such event the Company shall execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Securities of such series, shall authenticate and deliver, Securities of such series in definitive form with Guarantees endorsed thereon and in an aggregate principal amount equal to the principal amount of the Book-Entry Security or Securities representing such series in exchange for such Book-Entry Security or Securities.

If specified by the Company pursuant to Section 3.01 with respect to a series of Securities represented by a Book-Entry Security, the Depositary for such Book-Entry Securities may surrender a Book-Entry Security for such series of Securities in exchange in whole or in part for Securities of such series in definitive form, with Guarantees endorsed thereon, on such terms as are acceptable to the Company and such Depositary. Thereupon, the Company shall execute, and the Trustee shall authenticate and deliver, without service charge:

(i) to each Person specified by such Depositary a new Security or Securities of the same series, of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Book-Entry Security; and

(ii) to such Depositary a new Book-Entry Security in a denomination equal to the difference, if any, between the principal amount of the surrendered Book-Entry Security and the aggregate principal amount of Securities delivered pursuant to clause (i) above.

In any exchange provided for in this Section, the Company will execute and the Trustee will authenticate and deliver Securities in definitive registered form in authorized denominations.

Upon the exchange of a Book-Entry Security for Securities in definitive registered form, such Book-Entry Security shall be cancelled by the Trustee or an agent of the Company or the Trustee. The Trustee or such agent shall deliver such Securities to or as directed by the Persons in whose names such Securities are so registered.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the

Trustee by manual signature of an authorized signatory thereof, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 3.10, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

Section 3.05. Temporary Securities.

Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order and Guarantor Order the Trustee shall authenticate and deliver or make available for delivery, temporary Securities which are printed, lithographed, typewritten, photocopied or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

If temporary Securities of any series are issued, the Company will cause definitive Securities of that series, with Guarantees endorsed thereon, to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series with Guarantees of the Guarantor endorsed thereon upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series the Company shall execute and the Trustee shall authenticate and deliver or make available for delivery in exchange therefor one or more definitive Securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor, each with a Guarantee of the Guarantor endorsed thereon. Until so exchanged the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series and tenor.

Section 3.06. Registration, Registration of Transfer and Exchange.

The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided.

Upon surrender for registration of transfer of any Security of any series at the office or agency of the Company in a Place of Payment for that series, the Company shall execute, and the Trustee shall authenticate and deliver or make available for delivery, in the name of the designated transferee or transferees, one or more new Securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor, each with a Guarantee of the Guarantor endorsed thereon.

At the option of the Holder, Securities of any series may be exchanged for other Securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor, each with a Guarantee of the Guarantor endorsed thereon, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver or make available for delivery, the Securities which the Holder making the exchange is entitled to receive having Guarantees duly endorsed thereon.

All Securities issued upon any registration of transfer or exchange of Securities and all Guarantees endorsed thereon shall be the valid obligations of the Company or the Guarantor, as the case may be, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities and Guarantees endorsed thereon surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company, the Security Registrar or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company, the Security Registrar and the Trustee duly executed, by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.05, 9.06 or 11.07 not involving any transfer.

The Company shall not be required (a) to issue, register the transfer of or exchange Securities of any series during a period beginning at the opening of 15 business days before the day of the mailing of a notice of redemption of Securities of that series selected for redemption under Section 11.03 and ending at the close of business on the day of such mailing, or (b) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

Notwithstanding the foregoing, any Book-Entry Security shall be exchangeable pursuant to this Section 3.06 for Securities registered in the names of Persons other than the Depositary for such Security or its nominee only if (a) such Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Book-Entry Security or if at any time such Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended and the Company does not appoint a successor Depositary within 90 days after receipt by it of such notice or after it becomes aware of such cessation, (b) the Company executes and delivers to the Trustee a Company Order that such Book-Entry Security shall be so exchangeable or (c) there shall have occurred and be continuing an Event of Default with respect to the Securities. Any Book-Entry Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Securities registered in such names as such Depositary shall direct.

None of the Company, the Guarantor, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Book-Entry Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Section 3.07. Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver or make available for delivery in exchange therefor a new Security of the same series and of like tenor and principal amount, having endorsed thereon the Guarantee of the Guarantor, and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company, the Guarantor and the Trustee
(a) evidence to their satisfaction of the destruction, loss or theft of any Security and (b) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company, the Guarantor or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like tenor and principal amount having endorsed thereon the Guarantee of the Guarantor and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security of any series, and the Guarantee of the Guarantor endorsed thereon, issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company and the Guarantor, respectively, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series and any related Guarantees duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 3.08. Payment of Interest and Certain Additional Amounts; Interest and Certain Additional Amounts Preserved.

Except as otherwise provided as contemplated by Section 3.01 with respect to any series of Securities, any interest on and any Additional Amounts with respect to any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest at the office or agency maintained for such purpose pursuant to Section 10.02; provided, however, that at the option of the Company (or at the option of the Guarantor in the case of payments pursuant to the Guarantees), interest on Securities of any series that bear interest may be paid (a) by check mailed to the address of the Person entitled thereto as it shall appear on the Security Register or (b) by wire transfer to an account maintained by the Person entitled thereto as specified in the Security Register, provided that such Person shall have given the Trustee written wire instructions at least five Business Days prior to the applicable Interest Payment Date.

The Company or the Guarantor, as the case may be, shall send sufficient funds to make the interest payment (the "Payment") to the Paying Agent on each Interest Payment Date in a manner that ensures that the Payment will be received by the Paying Agent by no later than 10:00 a.m. London time on each Interest Payment Date.

If the Paying Agent does not receive the Payment by 10:00 a.m. New York City Time on the Interest Payment Date, and in its sole discretion, pays an amount (the “Advance”) in respect of the interest payable on the Securities on the basis that the Payment will be received from the Company or the Guarantor, the Company or the Guarantor, as the case may be, shall repay to the Paying Agent the Advance and shall pay interest on the Advance (or the unreimbursed portion thereof) from (and including) the date the Advance was made to (but excluding) the earlier of repayment of the Advance or receipt by the Paying Agent of the Payment at a rate quoted at such time by the Paying Agent as its cost of funding the Advance. For the avoidance of doubt, the Paying Agent shall not be obliged in any manner whatsoever to pay any amount to or on behalf of the Company, as the case may be, if it has not received satisfactory confirmation that it either has received or will receive such amount from the Company or the Guarantor, as the case may be.

Any interest on and any Additional Amounts with respect to any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company or the Guarantor, at its election in each case, as provided in Clause (i) or (ii) below:

(i) The Company or the Guarantor may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company or the Guarantor shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company or the Guarantor, as the case may be, shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Company shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the written notice of the proposed payment from the Company. The Trustee shall promptly, in the name and at the expense of the Company, cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities of such series at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (ii).

(ii) The Company (or the Guarantor in the case of payments pursuant to the Guarantees) may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company or the Guarantor (as appropriate) to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 3.09. Persons Deemed Owners.

Prior to due presentment of a Security for registration of transfer, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and any premium and (subject to Section 3.08) any interest on and any Additional Amounts with respect to such Security and for all other purposes whatsoever, whether or not such Security be overdue, and none of the Company, the Guarantor or the Trustee, or any agent of the Company, the Guarantor or the Trustee, shall be affected by notice to the contrary.

Section 3.10. Cancellation.

All Securities surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee. All Securities so delivered and any Securities surrendered directly to the Trustee for any such purpose shall be promptly canceled by the Trustee and such cancellation shall be noted conspicuously on each such Security. The Company or the Guarantor may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company or the Guarantor may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Securities held by the Trustee shall be disposed of in accordance with the Trustee’s customary procedures.

Section 3.11. Computation of Interest.

Except as otherwise specified as contemplated by Section 3.01 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 3.12. CUSIP Numbers.

The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such CUSIP numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

ARTICLE 4
SATISFACTION AND DISCHARGE

Section 4.01. Satisfaction and Discharge of Indenture.

This Indenture shall upon Company Request cease to be of further effect with respect to Securities of any series (except as to any surviving rights of registration of transfer, exchange or replacement of such Securities herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to such Securities, when

(a)  either

(i) all such Securities theretofore authenticated and delivered (other than (A) such Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.07 and (B) such Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company or the Guarantor and thereafter repaid to the Company or the Guarantor or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

(ii) all such Securities not theretofore delivered to the Trustee for cancellation (A) have become due and payable, or (B) will become due and payable at their Stated Maturity within one year, or (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company or the Guarantor, in the case of (ii)(A)(B)(C) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount in the currency or currencies or currency unit or units in which such Securities are payable sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(b) the Company or the Guarantor has paid or caused to be paid all other sums payable hereunder by the Company; and

(c) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to such Securities have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company and the Guarantor to the Trustee (in all its capacities) under Section 6.07 and to any Authenticating Agent under Section 6.15 and, if money shall have been deposited with the Trustee pursuant to subclause (ii) of Clause (a) of this Section, the obligations of the Trustee under Section 4.02, Article 6 and the last paragraph of Section 10.03 shall survive.

Section 4.02. Application of Trust Money.

All money and U.S. Government Obligations deposited with the Trustee pursuant to Section 4.01 (or into which such money and U.S. Government Obligations are reinvested) shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or the Guarantor acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for payment of which such money has been deposited with the Trustee; but such money and U.S. Government Obligations need not be segregated from other funds except to the extent required by law.

ARTICLE 5
REMEDIES

Section 5.01. Events of Default.

“Event of Default”, wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body, unless it is inapplicable to a particular series or is specifically deleted or modified in the Board Resolution (or action taken pursuant thereto), Officers’ Certificate or supplemental indenture under which such series of Securities is issued or has been modified in an indenture supplemental hereto):

(a) default in the payment of any interest or Additional Amounts payable in respect of any interest on any Security of that series when such interest or such Additional Amounts, as the case may be, become due and payable, and continuance of such default for a period of 30 days; or

(b) default in the payment of the principal of (or premium, if any, on) any Security of such series at its Maturity; or

(c) default in the deposit of any sinking fund installment in respect of such series, when and as payable by the terms of Section 12.01 hereof or by the terms of a Security of that series; or

(d) default in the performance, or breach, of any covenant or warranty of the Company or the Guarantor in this Indenture with respect to Securities of that series (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company and the Guarantor by the Trustee or to the Company, the Guarantor and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(e) (i) any Funded Debt of the Company, the Guarantor or any Significant Subsidiary not being paid when due or within any originally applicable grace period at maturity, upon redemption, upon acceleration or otherwise or (ii) any such Funded Debt of the Company, the Guarantor or any Significant Subsidiary becoming due and payable prior to its stated maturity by reason of an event of default; provided that the amount of Funded Debt referred to in clauses (i) and/or (ii) above individually or in the aggregate exceeds $75,000,000 (or its equivalent in any other currency or currencies); or

(f) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company or the Guarantor in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company or the Guarantor a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or the Guarantor, as the case may be, under any applicable law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or the Guarantor, as the case may be, or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

(g) if the Guarantee with respect to that series of Securities ceases to be, or is claimed by the Guarantor not to be, in full force and effect; or

(h) the commencement by the Company or the Guarantor of a voluntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company or the Guarantor in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or the Guarantor, as the case may be, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or the Guarantor, as the case may be, in furtherance of any such action; or

(i)  any other Event of Default provided with respect to Securities of that series.

Section 5.02. Acceleration of Maturity; Rescission and Annulment.

If an Event of Default (other than an Event of Default described in Section 5.01(f) or Section 5.01(h)) with respect to Securities of one or more series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of the affected series may declare the principal amount (or, if any of the Securities of that series are Discount Securities or Indexed Securities, such portion of the principal amount of such Securities as may be specified in the terms thereof) of all of the Securities of such series to be due and payable immediately, by a notice in writing to the Company and the Guarantor (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or, in the case of Discount Securities or Indexed Securities, such specified amount) shall become immediately due and payable.

At any time after such a declaration of acceleration with respect to Securities of one or more series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of such series, by written notice to the Company, the Guarantor and the Trustee, may rescind and annul such declaration and its consequences if

(a) the Company or the Guarantor has paid or deposited with the Trustee a sum sufficient to pay (i) all overdue interest on all Securities of those series, (ii) the principal of (and premium, if any, on) any Securities of those series which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in such Securities, (iii) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities, and (iv) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(b) all Events of Default with respect to Securities of those series, other than the non-payment of the principal of Securities of such series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

If an Event of Default described in Section 5.01(f) or Section 5.01(h) occurs, the Outstanding Securities shall ipso facto become immediately due and payable without need of any declaration or other act on the part of the Trustee or any Holder.

Section 5.03. Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if

(a) default is made in the payment of any interest on, or any Additional Amounts payable in respect of any interest on, any Security when such interest or Additional Amounts, as the case may be, shall have become due and payable and such default continues for a period of 30 days, or

(b) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof and such default continues for the period of grace, if any, provided for with respect to such payment, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and any premium and interest and Additional Amounts and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium and on any overdue interest and Additional Amounts, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company or the Guarantor fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or the Guarantor or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, the Guarantor or any other obligor upon such Securities, wherever situated.

If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may at the direction of the Holders proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 5.04. Trustee May File Proofs of Claim.

In case of any judicial proceeding relative to the Company, the Guarantor or any other obligor upon the Securities or the Guarantees endorsed thereon or the property of the Company, the Guarantor or such other obligor or their creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments directly to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and may be a member of a creditors’ or other similar committee.

Section 5.05. Trustee May Enforce Claims without Possession of Securities or Guarantees.

All rights of action and claims under this Indenture or the Securities or Guarantees may be prosecuted and enforced by the Trustee without the possession of any of the Securities or Guarantees the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 5.06. Application of Money Collected.

Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any premium, interest or Additional Amounts, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee (in all its capacities) under Section 6.07;

SECOND: To the payment of the amounts then due and unpaid for principal of and any premium, interest and Additional Amounts on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and any premium, interest and Additional Amounts, respectively; and

THIRD: The balance, if any, to the Company.

Section 5.07. Limitation on Suits.

No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

(b) the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the

Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c) such Holder or Holders have offered to the Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e) no direction inconsistent with such written request has been given to the Trustee before or during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all Holders.

Section 5.08. Unconditional Right of Holders to Receive Principal, Premium, Interest and Additional Amounts.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and any premium and (subject to Section 3.08) any interest on or Additional Amounts payable in respect of such Security on the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 5.09. Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Guarantor, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 5.10. Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.07 and as otherwise provided in Section 5.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.11. Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 5.12. Control by Holders.

The Holders of a majority in principal amount of the Outstanding Securities of any series affected thereby, voting as a class, shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series, provided that:

(a) such direction shall not be in conflict with any rule of law or with this Indenture,

(b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

(c) subject to the provisions of Section 6.01, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Officer or Officers of the Trustee, determine that the proceeding so directed would involve the Trustee in personal liability.

Section 5.13. Waiver of Past Defaults.

The Holders of not less than a majority in principal amount of the Outstanding Securities of any series affected thereby, voting as a class, may on behalf of the Holders of all the Securities of all such series waive any past default hereunder with respect to such series and its consequences, except a default

(a) in the payment of the principal of, any premium or interest on, or any Additional Amounts with respect to any Security of such series, or

(b) in respect of a covenant or provision hereof which under Article 9 cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 5.14. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs, including counsel fees and expenses, against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided, that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company, the Trustee or the Holders of 10% in aggregate principal amount of the Outstanding Securities of any series.

Section 5.15. Waiver of Stay or Extension Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 6
THE TRUSTEE

Section 6.01. Certain Duties and Responsibilities.

The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 6.02. Notice of Defaults.

If a default occurs hereunder with respect to Securities of any series, the Trustee shall, within 90 days of written notice of such default, give the Holders of Securities of such series notice of such default as and to the extent provided by the Trust Indenture Act; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest on or any Additional Amounts with respect to any Security or in the payment of any sinking fund installment, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the best interest of the Holders; and provided, further, that in the case of any default of the character specified in Section 5.01(d) no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the Securities of such series.

Section 6.03. Certain Rights of Trustee.

Subject to the provisions of Section 6.01:

(a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Company or the Guarantor mentioned herein shall be sufficiently evidenced by a Company Request or Company Order or Guarantor Order, as the case may be, and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution of the Company or the Guarantor, as the case may be;

(c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon a Company’s Officers’ Certificate or, if such matter pertaining to the Guarantor, a Guarantor’s Officers’ Certificate;

(d) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security and/or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company and the Guarantor, personally or by agent or attorney;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the rights or powers conferred upon it by this Indenture;

(i) the Trustee shall not be deemed to have notice of any default or Event of Default unless a Responsible Officer of the Trustee has written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

(j) the rights privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder; and

(k) the Trustee may request that the Company deliver a Company’s Officers’ Certificate or that the Guarantor deliver a Guarantor’s Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Company’s Officers’ Certificate or Guarantor’s Officers’ Certificate, as the case may be, may be signed by any person authorized to sign a Company’s Officers’ Certificate or Guarantor’s Officers’ Certificate, as the case may be, including any person specified as so authorized in any such certificate previously delivered and not superseded.

Section 6.04. Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company and the Guarantor, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities or the Guarantees. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Securities or the proceeds thereof.

Section 6.05. May Hold Securities and Serve as Trustee under Other Indentures.

The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company or the Guarantor, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 6.08 and 6.13, may otherwise deal with the Company and the Guarantor with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

Subject to the provisions of Section 6.08, the Trustee may become and act as trustee under other indentures under which other securities, or certificates of interest or participation in other securities, of the Company or the Guarantor are outstanding in the same manner as if it were not Trustee.

Section 6.06. Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

Section 6.07. Compensation and Reimbursement.

Each of the Company and the Guarantor, jointly and severally, agrees:

(a) to pay to the Trustee from time to time such compensation as shall be agreed in writing between the Company or the Guarantor and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be, as finally determined by a court of competent jurisdiction, attributable to its negligence, willful misconduct or bad faith; and

(c) to indemnify each of the Trustee, or any predecessor Trustee, their officers, directors, employees and agents for, and to hold it harmless against, any and all loss, liability, damage, claim or expense (including reasonable legal fees and expenses) incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

In no event shall the Trustee be liable for any indirect, special, punitive or consequential loss or damage of any kind whatsoever, including, but not limited to, lost profits, even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. In addition, in no event shall the Trustee be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, governmental action, including any laws, ordinances, regulations or the like which delay, restrict or prohibit the providing of the services contemplated by the Indenture.

The Trustee shall have a lien prior to the Securities upon all property and funds held by it hereunder for any amount owing it or any predecessor Trustee pursuant to this Section 6.07, except with respect to funds held in trust for the benefit of the Holders of particular Securities.

Without limiting any rights available to the Trustee under applicable law, when the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.01(f) or Section 5.01(h), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

The provisions of this Section shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee and any termination of this Indenture under any bankruptcy law.

Section 6.08. Disqualification; Conflicting Interests.

The Trustee shall comply with the terms of Section 3.10(b) of the Trust Indenture Act.

Section 6.09. Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any federal or state supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 6.10. Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.11.

(b) The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company and the Guarantor. If the instrument of acceptance by a successor Trustee required by Section 6.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(c) The Trustee may be removed at any time with respect to the Securities of any Series (i) by Act of the Holders of a majority in principal amount of the Outstanding Securities of such Series, delivered to the Trustee and to the Company and to the Guarantor or (ii) if there shall not have occurred and be continuing an Event of Default, by written notice from the Company to the Trustee. If the instrument of acceptance by a successor Trustee required by Section 6.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(d)  If at any time:

(i) the Trustee shall fail to comply with Section 6.08 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(ii) the Trustee shall cease to be eligible under Section 6.09 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by or pursuant to a Board Resolution may remove the Trustee and appoint a successor Trustee with respect to all Securities, or (ii) subject to Section 5.14, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company, by or pursuant to a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 6.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.11, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 6.11, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series to all Holders of Securities of such series in the manner provided in Section 1.06. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

Section 6.11. Acceptance of Appointment by Successor.

(a) In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company, the Guarantor and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

(b) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the Guarantor, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (ii) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (iii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture and the payments of all amounts due and owing to the retiring Trustee, the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; provided, however, that to the extent that such property and money is not held by the Trustee in trust for the benefit of the Holders of particular Securities, such retiring Trustee shall transfer and deliver to such successor Trustee such property and money upon payment of its charges hereunder.

(c)      Upon request of any such successor Trustee, the Company and the Guarantor shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) and (b) of this Section, as the case may be.

(d)      No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 6.12.  Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

Section 6.13.  Preferential Collection of Claims against Company or Guarantor.

If and when the Trustee shall be or become a creditor of the Company or the Guarantor (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company or the Guarantor (or any such other obligor).

Section 6.14.  Investment of Certain Payments Held by the Trustee.

Any amounts held by the Trustee hereunder, other than pursuant to Article 13 hereof, shall be invested by the Trustee from time to time at the direction of the Company in such investments as may be specified by the Company in writing and reasonably agreed to by the Trustee from time to time; provided, that in investing trust funds pursuant to the terms of this Section and liquidating any investments held in trust hereunder, the Trustee may, to the extent permitted by law, purchase securities (including for the purposes of this paragraph securities as to which the Trustee or a Trustee Affiliate (as defined below) is the issuer or guarantor) from, and sell securities to, itself or any Trustee Affiliate and purchase securities underwritten by, or in which a market is made by, the Trustee or a Trustee Affiliate. For the purposes hereof, a “Trustee Affiliate” shall mean an entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Trustee. Any income or gain realized as a result of any such investment shall be promptly distributed (in no event later than the next Business Day) to the Company after any intended amounts have been paid to the Holders entitled thereto, except after the occurrence and during the continuance of an Event of Default. The Trustee shall have no liability to the Company or the Guarantor for any loss, fee, tax or other charge (including breakage fee, penalty or loss of principal or interest) resulting from any investment, reinvestment or liquidation of an investment made in accordance with this Section, and shall bear no expense in connection with any investment pursuant to this Section. Any such investment may be sold (without regard to maturity date) by the Trustee as directed in writing by the Company to make any distribution required by this Indenture. Nothing herein shall require the Trustee to invest funds held by it pursuant to the last paragraph of Section 10.03.

Section 6.15.  Appointment of Authenticating Agent.

The Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon original issue and upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 3.07, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee, the Company and the Guarantor. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent, the Company and the Guarantor. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of Securities of the series with respect to which such Authenticating Agent will serve, as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section. If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to or in lieu of the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:
THE BANK OF NEW YORK MELLON, AS TRUSTEE
By:
As Authenticating Agent

By:
Authorized Signatory

ARTICLE 7
Holders’ Lists and Reports by Trustee, Company and Guarantor

Section 7.01.  Company to Furnish Trustee Names and Addresses of Holders.

The Company and the Guarantor will furnish or cause to be furnished to the Trustee (a) semi-annually, 15 days after the Regular Record Date for interest for each series of Securities, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities of such series as of such Regular Record Date, or if there is no Regular Record Date for interest for such series of Securities, semi-annually, upon such dates as are set forth in the Board Resolution or indenture supplemental hereto authorizing such series, as the case may be, and (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company or the Guarantor of any such request, a list in similar form and content as of a date not more than 15 days prior to the time such list is furnished, excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.

Section 7.02.  Preservation of Information; Communications to Holders.

(a)      The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.01 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

(b)      The rights of the Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.

(c)      Every Holder of Securities, by receiving and holding the same, agrees with the Company, the Guarantor and the Trustee that none of the Company, the Guarantor or the Trustee or any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

Section 7.03.  Reports by Trustee.

(a)      The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within 60  days after each May 15 following the date of the first issuance of Securities hereunder deliver to Holders a brief report, dated as of such May 15, which complies with the provisions of such Section 313(a).

(b)      A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed, with the Commission and with the Company. The Company promptly will notify the Trustee when any Securities are listed on any stock exchange or delisted therefrom.

Section 7.04.  Reports by Company and Guarantor.

The Company and the Guarantor shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided, that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s or Guarantor’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

ARTICLE 8
Consolidation, Merger, Conveyance, Transfer or Lease

Section 8.01.  Company May Consolidate, Etc., Only on Certain Terms.

The Company shall not consolidate with or merge into any other corporation or sell, convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, unless:

(a)      the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or lease the properties and assets of the Company substantially as an entirety shall be a corporation, partnership or trust organized and validly existing under the laws of The Netherlands or any other member country in the Organization for Economic Co-operation and Development, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on, and any Additional Amounts with respect to all the Securities and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

(b)      immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(c)      the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with and that the supplemental indenture constitutes the legal, valid and binding obligations of the successor, subject to customary exceptions.

This Section shall not apply to any merger or consolidation in which the Company is the surviving corporation.

Section 8.02.  Guarantor May Consolidate, Etc., Only on Certain Terms.

The Guarantor shall not consolidate with or merge into any other corporation or sell, convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, unless:

(a)      the Person formed by such consolidation or into which the Guarantor is merged or the Person which acquires by conveyance, transfer or lease the properties and assets of the Guarantor substantially as an entirety shall be a corporation, partnership or trust organized and validly existing under the laws of Switzerland or any other member country in the Organization for Economic Co-operation and Development and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all obligations of the Guarantor under this Indenture and the Guarantees;

(b)      immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(c)      the Guarantor has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with and that the supplemental indenture constitutes the legal, valid and binding obligations of the successor, subject to customary exceptions.

This Section shall not apply to any merger or consolidation in which the Guarantor is the surviving corporation.

Section 8.03.  Successor Substituted.

Upon any consolidation of the Company or the Guarantor with, or merger of the Company or the Guarantor into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company or the Guarantor, as the case may be, substantially as an entirety in accordance with Section 8.01 or 8.02, the successor Person formed by such consolidation or into which the Company or the Guarantor is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or the Guarantor, as the case may be, under this Indenture with the same effect as if such successor Person had been named as the Company or the Guarantor herein, as applicable, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture, the Securities and the Guarantees.

Section 8.04.  Officers’ Certificate and Opinion of Counsel.

The Trustee, subject to the provisions of Sections 6.01 and 6.03, shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, conveyance, transfer or lease, and any such assumption, complies with the provisions of this Article before the Trustee shall execute any supplemental indenture required pursuant to this Article.

ARTICLE 9
Supplemental Indentures

Section 9.01.  Supplemental Indentures without Consent of Holders.

Without the consent of any Holders, the Company (when authorized by a Board Resolution), the Guarantor (when authorized by a Board Resolution) and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(a)      to evidence the succession of another Person to the Company or the Guarantor and the assumption by any such successor of the covenants of the Company or the Guarantor, as the case may be, herein and in the Securities; or

(b)      to add to the covenants of the Company or the Guarantor for the benefit of the Holders of all or any series of Securities (and, if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company or the Guarantor; or

(c)      to add any additional Events of Default with respect to all or any series of Securities; or

(d)      to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Securities in uncertificated form or in the form of Book-Entry Securities; or

(e)      to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Securities, provided that any such addition, change or elimination (i) shall neither (A) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the Holder of any such Security with respect to such provision or (ii) shall become effective only when there is no such Security Outstanding; or

(f)      to secure the Securities; or

(g)      to establish the form or terms of Securities of any series as permitted by Sections 2.01 and 3.01; or

(h)      to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.11(b); or

(i)      if allowed, without penalty under applicable laws and regulations, to permit payment in the United States (including any of the States thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction of principal, premium, if any, or interest, if any, on Securities in bearer form or coupons, if any; or

(j)      to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein; and

(k)      to make any other change with respect to matters or questions arising under this Indenture which, in the opinion of counsel to the Company or the Guarantor, does not materially adversely affect the interests of the Holders of the Series of Securities affected thereby.

Section 9.02.  Supplemental Indentures with Consent of Holders.

With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series adversely affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company (when authorized by a Board Resolution), the Guarantor (when authorized by or pursuant to a Board Resolution) and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

(a)      change the Stated Maturity of the principal of, or any sinking fund obligation, or any installment of principal of or interest on, or any Additional Amounts, if any, with respect to any Security, or reduce the principal amount thereof or the rate of interest thereon, or any Additional Amounts payable in respect thereof, or any premium payable upon the redemption thereof, or reduce the amount of the principal of a Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02, or change any Place of Payment where, or the coin or currency in which, any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or adversely affect the right of the Holder of any Security to require the Company to repurchase such Securities, or

(b)      reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

(c)      modify any of the provisions of this Section, Section 5.13 or Section 10.06, except to increase any percentage set forth in such Sections or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section and Section 10.06, or the deletion of this proviso, in accordance with the requirements of Sections 6.11(b) and 9.01(h).

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall give to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver.  The Company will mail supplemental indentures to Holders upon request.  Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

Section 9.03.  Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate, each stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that it constitutes the legal, valid and binding obligations of the Issuer and Guarantor, subject to customary exceptions.  The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 9.04.  Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 9.05.  Conformity with Trust Indenture Act.

Unless the Company shall determine, based on an Opinion of Counsel delivered to the Trustee, that the same shall not be required, every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

Section 9.06.  Reference in Securities to Supplemental Indentures.

Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company and the Guarantor shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared with Guarantees endorsed thereon, if appropriate, and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

ARTICLE 10
Covenants

Section 10.01.  Payment of Principal, Premium, Interest and Additional Amounts.

The Company covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay the principal of (and premium, if any) and interest on and any Additional Amounts with respect to the Securities of the series in accordance with the terms of the Securities and this Indenture. The principal of (and premium, if any) and interest on and any Additional Amounts with respect to Securities shall be considered paid on the date due if the Paying Agents hold in accordance with this Indenture on that date money sufficient to pay all principal (and premium, if any) and interest then due in respect of such Securities and the Paying Agents are not prohibited from paying such money to the Holders on such date pursuant to the terms of this Indenture.

Section 10.02.  Maintenance of Office or Agency.

The Company will maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. The Trustee is hereby initially appointed Paying Agent, and the Corporate Trust Office of the Trustee is initially designated as the office or agency for the foregoing purposes. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Company or the Guarantor will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

If legislation is enacted in Switzerland providing for the taxation of payments according to principles similar to those laid down (i) in the European Union Council Directive 2003/48/EC or (ii) in the draft legislation proposed by the Swiss Federal Council on August 24 2011, in particular, the principle to have a person other than the Company or the Guarantor withhold or deduct tax proposed by the Swiss Federal Council on August 24, 2011, the Company and the Guarantor shall use reasonable efforts to make payments on the Securities through a Paying Agent outside Switzerland, provided that the use of such Paying Agent outside Switzerland would eliminate any Swiss withholding tax that would otherwise apply to payments by the Company or the Guarantor.

Section 10.03.  Money for Securities Payments to be Held in Trust.

If the Company shall at any time act as Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of (and premium, if any), interest on or Additional Amounts with respect to any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest and Additional Amounts, as the case may be so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, on or before each due date of the principal of (and premium, if any) or interest on or any Additional Amounts with respect to, any Securities of that series, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest and Additional Amounts, as the case may be, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(a)      hold all sums held by it for the payment of the principal of (and premium, if any) or interest on or any Additional Amounts with respect to, Securities of that series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(b)      give the Trustee notice of any default by the Company (or any other obligor upon the Securities of that series) in the making of any payment of principal (and premium, if any), interest or Additional Amounts on the Securities of that series; and

(c)      at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or received by the Trustee in respect of obligations deposited with the Trustee pursuant to Article 13, or then held by the Company in trust for the payment of the principal of (and premium, if any) or interest on or any Additional Amount with respect to any Security of any series and remaining unclaimed for two years after such principal (and premium, if any) or interest or Additional Amount has become due and payable shall be paid to the Company, on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company or the Guarantor (pursuant to the Guarantee) for payment thereof (unless the Company has remitted required moneys or property to the appropriate governmental authority under any applicable escheat or abandoned or unclaimed property laws, or has otherwise been discharged under such laws or laws of similar applicability, in which case such Holder shall look solely to its remedies (if any) under such laws and not to the Company or the Guarantor), and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company or the Guarantor (pursuant to the Guarantee) as trustee thereof shall thereupon cease.

Section 10.04.  Corporate Existence.

Subject to Article 8, each of the Company and the Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect   its corporate existence and rights (charter and statutory) and franchises; provided, however, that neither the Company nor the Guarantor shall be required to preserve any such right or franchise if the Company or the Guarantor, as the case may be, shall determine that the preservation thereof is no longer desirable in the conduct of its business.

Section 10.05.  Limitation upon Liens.

(a)      So long as any Securities are Outstanding, none of the Company, the Guarantor, or any Significant Subsidiary may create or have outstanding any Lien upon the whole or any part of its assets, present or future (including any uncalled capital), in order to secure any existing or future Relevant Indebtedness of the Company, the Guarantor or any Significant Subsidiary or to secure any guarantee or indemnity in respect thereof without in any such case at the same time securing the Securities equally and ratably with such Relevant Indebtedness (or any guarantee or indemnity in respect thereof). Such restrictions on Liens shall not apply to:

(i)      Liens arising by operation of law; or

(ii)      Liens on the assets of any Person existing at the time such Person is merged with or into or amalgamated or consolidated with the Guarantor.

Section 10.06.  Payment of Additional Amounts.

All payments by the Company or the Guarantor of principal of, and premium (if any) and interest on or in respect of the Securities or under the Guarantees will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges imposed or levied by any jurisdiction in which the Company or the Guarantor, as the case may be, is organized or resident for tax purposes (or any political subdivision or taxing authority thereof or therein) (each, as applicable, a “Relevant Taxing Jurisdiction”), or any jurisdiction through which the Company or the Guarantor makes payments (each, as applicable and together with the Relevant Taxing Jurisdiction, a “Relevant Jurisdiction”), unless such withholding or deduction is required by law or by regulation or governmental policy having the force of law. In the event that any such withholding or deduction is so required, the Company or the Guarantor, as the case may be, will pay such additional amounts (“Additional Amounts”) as will result in receipt by the Holder of the Security of such amounts as would have been received by such Holder had no such withholding or deduction been required, except that no Additional Amounts shall be payable:

(1)	for or on account of:

(a)	any tax, duty, assessment or governmental charge that would not have been imposed but for:

(i)
the existence of any present or former connection between the Holder or beneficial owner of such Security and the Relevant Jurisdiction, other than merely holding such Security or the receipt of payments thereunder or under the Guarantee, including, without limitation, such Holder’s or beneficial owner’s being or having been a national, domiciliary or resident of such Relevant Jurisdiction or treated as a tax resident thereof or being or having been physically present or engaged in a trade or business therein or having or having had a permanent establishment therein;

(ii)
the presentation of such Security (where presentation is required) more than 30 days after the later of the date on which the payment of the principal of, premium, if any, or interest on, such Security became due and payable pursuant to the terms thereof or was made or duly provided for, except to the extent that the Holder thereof would have been entitled to such Additional Amounts if it had presented such Security for payment on any date within such 30-day period;

(iii)
the failure of the Holder or beneficial owner to comply with a request of the Company or the Guarantor, as the case may be, addressed to the Holder, to provide information concerning such Holder’s or beneficial owner’s nationality, residence, identity or connection with any Relevant Jurisdiction, if compliance with such request is required under the tax laws of the Relevant Jurisdiction in order to reduce or eliminate any withholding or deduction as to which Additional Amounts would have otherwise been payable to such Holder; or

(iv)	the presentation of such Security (where presentation is required) for payment in the Relevant Jurisdiction, unless such Security could not have been presented for payment elsewhere;

(b)	any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(c)
any withholding or deduction that is imposed or levied on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directives;

(d)
any withholding or deduction that is imposed or levied on a payment made that is required to be made pursuant to laws enacted by Switzerland providing for the taxation of payments according to principles similar to those laid down (y) in the European Council Directive 2003/48/EC or (z) in the draft legislation proposed by the Swiss Federal Council on August 24, 2011, in particular the principle to have a person other than an issuer or guarantor withhold or deduct the tax, including, without limitation, any paying agent;

(e)	any U.S. taxes, duties, assessments or other governmental charges; or

(f)	any combination of taxes, duties, assessments or other governmental charges referred to in the preceding clauses (a), (b), (c), (d) or (e); or

(2)
to a Holder that is a fiduciary, partnership or person other than the sole beneficial owner of any payment to the extent that, under the laws of a Relevant Jurisdiction, such payment would be required to be included in the income for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership or a beneficial owner who would not have been entitled to such Additional Amounts had that beneficiary, settlor, partner or beneficial owner been the Holder thereof.

Section 10.07.  Waiver of Certain Covenants.

The Company or the Guarantor may omit in any particular instance to comply with any covenant or condition set forth in Section 10.04 to Section 10.05, inclusive, with respect to the Securities of any series or the Guarantees endorsed thereon if before or after the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the Guarantor and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to waive compliance with any covenant or condition hereunder. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to waive any such compliance, whether or not such Holders remain Holders after such record date.

Section 10.08.  Compliance Certificate.

The Company and the Guarantor will furnish to the Trustee on or before May 1 in each year (beginning the first May 1 after the date of original issuance of Securities hereunder) a brief certificate (which need not comply with Section 1.02) from their respective principal executive, financial or accounting officers stating that in the course of the performance by the signer of his or her duties as an officer of the Company or the Guarantor, he or she would normally have knowledge of any default or non-compliance by the Company or the Guarantor in the performance of any covenants or conditions contained in this Indenture, stating whether or not he or she has knowledge of any such default or non-compliance and, if so, specifying each such default or non-compliance of which the signer has knowledge and the nature thereof. For purposes of this Section 10.08, non-compliance or default shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.

ARTICLE 11
Redemption of Securities

Section 11.01.  Applicability of Article.

Securities of any series which are redeemable in whole or in part before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 3.01 for Securities of any series) in accordance with this Article.

Section 11.02.  Election to Redeem; Notice to Trustee.

The election of the Company to redeem any Securities shall be evidenced by or pursuant to a Board Resolution or Officers’ Certificate. In case of any redemption at the election of the Company of the Securities of any series, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date, of the principal amount of Securities of such series to be redeemed and, if applicable, of the tenor of the Securities to be redeemed. In the case of any redemption of Securities (a) prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture or (b) pursuant to an election of the Company which is subject to a condition specified in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers’ Certificate evidencing compliance with such restriction or condition.

Section 11.03.  Selection by Trustee of Securities to be Redeemed.

If less than all the Securities of any series are to be redeemed (unless all of the Securities of such series and of a specified tenor are to be redeemed or unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate in conformity with the requirements of The Depository Trust Company and which may provide for the selection for redemption of a portion of the principal amount of any Security of such series, provided that the unredeemed portion of the principal amount of any Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security. If less than all of the Securities of such series and of a specified tenor are to be redeemed (unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series and specified tenor not previously called for redemption in accordance with the preceding sentence. The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

The provisions of the two preceding paragraphs shall not apply with respect to any redemption affecting only a single Security, whether such Security is to be redeemed in whole or in part. In the case of any such redemption in part, the unredeemed portion of the principal amount of the Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

Section 11.04.  Notice of Redemption.

Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register.

All notices of redemption shall identify the Securities to be redeemed (including CUSIP numbers) and shall state:

(a)      the Redemption Date,

(b)      the Redemption Price,

(c)      in the case of partial redemption of any Securities, the principal amounts of the particular Securities to be redeemed,

(d)      that on the Redemption Date the Redemption Price will become due and payable upon each such Security, or portion thereof, to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,

(e)      the place or places where such Securities are to be surrendered for payment of the Redemption Price, and any accrued interest and Additional Amounts pertaining thereto, and

(f)      that the redemption is for a sinking fund, if such is the case.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company and shall be irrevocable.

Section 11.05.  Deposit of Redemption Price.

On or prior to 9:00 a.m., New York City time, on the Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money in the currency or currencies in which the Securities of such series are payable (except as otherwise specified pursuant to Section 3.01 for the Securities of such series) sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on and Additional Amounts with respect to all the Securities or portions thereof which are to be redeemed on that date.

Section 11.06.  Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest on and Additional Amounts with respect thereto to the Redemption Date; provided, however, that, unless otherwise specified as contemplated by Section 3.01, installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more

Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.08.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

Section 11.07.  Securities Redeemed in Part.

Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver or make available for delivery to the Holder of such Security without service charge, a new Security or Securities of the same series and of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered. If a Book-Entry Security is so surrendered, such new Security so issued shall be a new Book-Entry Security.

Section 11.08.  Optional Redemption Due to Changes in Tax Treatment.

Any series of Securities may be redeemed, at the option of the Company, in whole but not in part, upon giving notice to the Holders and the Trustee at least 30 days but not more than 60 days before the Redemption Date, at a Redemption Price equal to 100% of the principal amount thereof, together with any accrued and unpaid interest to the Redemption Date, if as a result of:

(1)	any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of a Relevant Taxing Jurisdiction affecting taxation; or

(2)
any change in the existing official position or the stating of an official position regarding the application or interpretation of such laws, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change or amendment becomes effective (or with respect to official position, is announced) on or after the date of issuance of the Security (or in the case of a successor Person substituted for the Company or the Guarantor pursuant to Section 8.03 that is not organized or tax resident in a jurisdiction that is a Relevant Taxing Jurisdiction as of the date of substitution, on or after the date such Person is substituted for the Company or the Guarantor, as the case may be), the Company or the Guarantor, as the case may be, is, or on the next interest payment date would be, required to pay Additional Amounts, and such requirement cannot be avoided by the taking of reasonable measures by the Company or the Guarantor, as the case may be; provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company or the Guarantor, as the case may be, would be required to pay Additional Amounts were a payment under or in respect of a Security then due.  Prior to the mailing of any notice of redemption of the Security, the Company or the Guarantor, as the case may be, will deliver to the Trustee at least 30 days but not more than 60 days before a Redemption Date an Officers’ Certificate stating that a change or amendment referred to in the prior paragraph has occurred and that the requirement to pay Additional Amounts cannot be avoided by taking reasonable measures available to the Company or the Guarantor, as the case may be.  The Trustee shall accept such certificate as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it shall be conclusive and binding on the Holders.

ARTICLE 12
Sinking Funds

Section 12.01.  Applicability of Article.

The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 3.01 for Securities of such series.

The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an “optional sinking fund payment”. If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 12.02. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.

Section 12.02.  Satisfaction of Sinking Fund Payments with Securities.

The Company (a) may deliver Outstanding Securities of a series (other than any previously called for redemption) and (b) may apply as a credit Securities of a series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Securities of such series required to be made pursuant to the terms of such Securities as provided for by the terms of such series; provided that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

Section 12.03.  Redemption of Securities for Sinking Fund.

Not less than 45 days prior to each sinking fund payment date for any series of Securities, the Company will deliver to the Trustee an Officers’ Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of that series pursuant to Section 12.02 and stating the basis for such credit and that such Securities have not been previously so credited and will also deliver to the Trustee any Securities to be so delivered. Not less than 30 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 11.03 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 11.04. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 11.06 and 11.07.

ARTICLE 13
Defeasance and Covenant Defeasance

Section 13.01.  Applicability of Article; Company’s Option to Effect Defeasance or Covenant Defeasance.

Unless, pursuant to Section 3.01, provision is made that either or both of (a) defeasance of the Securities of a series under Section 13.02 or (b) covenant defeasance of the Securities of a series under Section 13.03 shall not apply to the Securities of a series, then the provisions of such Section or Sections, as the case may be, together with the other provisions of this Article 13, with such modifications thereto as may be specified pursuant to Section 3.01 with respect to any Securities, shall be applicable to the Securities of such series, and the Company may at its option by Board Resolution, at any time, with respect to the Securities of such series, elect to have either Section 13.02 (if applicable) or Section 13.03 (if applicable) applied to the Outstanding Securities of such series upon compliance with the conditions set forth below in this Article 13.

Section 13.02.  Defeasance and Discharge.

Upon the Company’s exercise of its option to have this Section applied to any series of Securities, the Company shall be deemed to have been discharged from its obligations with respect to the Outstanding Securities of such series, and the Guarantor shall be deemed to have been discharged from its obligations with respect to the Guarantees endorsed on the Outstanding Securities of such series, on and after the date the conditions precedent set forth below are satisfied (hereinafter, “defeasance”). For this purpose, such defeasance means that the Company and the Guarantor shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities of such series, and the Guarantees endorsed thereon, which Outstanding Securities shall thereafter be deemed to be “Outstanding” only for the purposes of the Sections of this Indenture referred to in clauses (a) and (b) of this Section, and the Company and the Guarantor shall be deemed to have satisfied all of their respective other obligations under such Securities, the Guarantees endorsed thereon and this Indenture insofar as such Securities and Guarantees are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Outstanding Securities of such series to receive, solely from the trust fund described in Section 13.04 as more fully set forth in such Section, payments of the principal of (and premium, if any) and interest on and Additional Amounts with respect to, such Securities when such payments are due, (b) the Company’s and the Guarantor’s obligations with respect to such Securities under Sections 3.06, 3.07, 10.02 and 10.03 and such obligations as shall be ancillary thereto, (c) the rights, powers, trusts, duties, immunities and other provisions in respect of the Trustee hereunder and (d) this Article 13. Subject to compliance with this Article 13, the Company may exercise its option under this Section 13.02 notwithstanding the prior exercise of its option under Section 13.03 with respect to the Securities of such series. Following a defeasance, payment of such Securities may not be accelerated because of an Event of Default.

Section 13.03.  Covenant Defeasance.

Upon the Company’s exercise of its option (if any) to have this Section applied to any series of Securities, the Company and the Guarantor shall be released from their respective obligations under Sections 8.01, 8.02 and 10.05 (and any covenant made applicable to such Securities or the Guarantees endorsed thereon pursuant to Section 3.01) and the occurrence of an event specified in Section 5.01(d) (with respect to any of Section 8.01, 8.02 or 10.05 or any such covenant) (and any other Event of Default applicable to such Securities that are determined pursuant to Section 3.01 to be subject to this provision) shall not be deemed to be an Event of Default with respect to the Outstanding Securities of such series, or the Guarantees endorsed thereon, on and after the date the conditions set forth below are satisfied (hereinafter, “covenant defeasance”), and such Securities shall thereafter be deemed not to be “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with Sections 8.01, 8.02 and 10.05

(and any other covenant made applicable to such Security pursuant to Section 3.01) and any such Events of Default, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Outstanding Securities of such series, the Company and the Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or such other covenant whether directly or indirectly by reason of any reference elsewhere herein to any such Section or such other covenant or by reason of any reference in any such Section or such other covenant to any other provision herein or in any other document, but the remainder of this Indenture and such Securities and the Guarantees endorsed thereon shall be unaffected thereby. Notwithstanding the defeasance of the obligations of the Company and the Guarantor under Sections 8.01 or 8.02, any successor to the Company or the Guarantor shall be required to assume its obligations under Section 6.07 as a condition to such succession.

Section 13.04.  Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions precedent to application of either Section 13.02 or Section 13.03 to the Outstanding Securities of or within such series and the Guarantees endorsed thereon:

(a)      The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 6.09 who shall agree to comply with the provisions of this Article 13 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, Article 5 money in an amount (in such currency, currencies or currency units in which such Securities are then specified as payable at Maturity), or Article 6 U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or Article 7 a combination thereof in an amount, sufficient, without reinvestment, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, (A) the principal of (and premium, if any) and interest on the Outstanding Securities of such series on the Maturity of such principal, premium, if any, or interest and (B) any mandatory sinking fund payments applicable to such Securities on the day on which such payments are due and payable in accordance with the terms of this Indenture and such Securities. Before such a deposit the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date or dates in accordance with Article 11, which shall be given effect in applying the foregoing. For this purpose, “U.S. Government Obligations” means securities that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depositary receipt.

(b)      No Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the Securities of such series shall have occurred and be continuing (i) on the date of such deposit or (ii) insofar as Section 5.01(f) and Section 5.01(h) are concerned, at any time during the period ending on the 91st day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period applicable to the Company in respect of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(c)      Such defeasance or covenant defeasance shall not (i) cause the Trustee for the Securities of such series to have a conflicting interest as defined in Section 6.08 or for purposes of the Trust Indenture Act with respect to any Securities of the Company or (ii) result in the trust arising from such deposit to constitute, unless it is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended.

(d)      Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or the Guarantor is a party or by which either of them is bound.

(e)      In the case of an election under Section 13.02, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the beneficial owners of the Outstanding Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

(f)      In the case of an election under Section 13.03, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the beneficial owners of the Outstanding Securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

(g)      Such defeasance or covenant defeasance shall be effected in compliance with any additional terms, conditions or limitations which may be imposed on the Company or the Guarantor in connection therewith pursuant to Section 3.01.

(h)      The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 13.02 or the covenant defeasance under Section 13.03 (as the case may be) have been complied with.

Section 13.05.  Deposited Money and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions.

Subject to the provisions of the last paragraph of Section 10.03, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (collectively, for purposes of this Section 13.05, the “Trustee”) pursuant to Section 13.04 in respect of the Outstanding Securities of such series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (but not including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company and the Guarantor shall, jointly and severally, pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the money or U.S. Government Obligations deposited pursuant to Section 13.04 or the principal and interest received in respect thereof.

Anything herein to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request, any money or U.S. Government Obligations held by it as provided in Section 13.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

Section 13.06.  Reinstatement.

If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 13.05 by reason of any order or judgment or any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantor’s obligations under the Securities of such series and the Guarantees endorsed thereon shall be revived and reinstated as though no deposit had occurred pursuant to this Article 13 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 13.05; provided, however, that if the Company or the Guarantor makes any payment of principal of (and premium, if any) or interest on any such Security following the reinstatement of its obligations, the Company or the Guarantor, as the case may be, shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or the Paying Agent.

Section 13.07.  Qualifying Trustee.

Any trustee appointed pursuant to Section 13.04 for the purpose of holding trust funds deposited pursuant to that Section shall be appointed under an agreement in form acceptable to the Trustee and shall provide to the Trustee a certificate of such trustee, upon which certificate the Trustee shall be entitled to conclusively rely, that all conditions precedent provided for herein to the related defeasance or covenant defeasance have been complied with. In no event shall the Trustee be liable for any acts or omissions of said trustee.

ARTICLE 14
Immunity of Incorporators, Stockholders, Officers, Directors and Employees

Section 14.01.  Exemption from Individual Liability.

No recourse under or upon any obligation, covenant or agreement of this Indenture, or of any Security or Guarantee, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer, director, or employee, as such, past, present or future, of the Company or the Guarantor or of any successor corporation, either directly or through the Company or the Guarantor, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations of the Company or the Guarantor, as the case may be, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers, directors, or employees, as such, of the Company or the Guarantor or of any successor corporation, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or Guarantees or implied therefrom; and that any and all such personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer, director, or employee, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or Guarantees or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of such Securities and Guarantees.

ARTICLE 15
Guarantees

Section 15.01.  Guarantee.

The Guarantor hereby irrevocably and unconditionally guarantees to each Holder of a Security authenticated and delivered by the Trustee, and to the Trustee on behalf of such Holder, the due and punctual payment of the principal of and any premium, interest and Additional Amounts on and the due and punctual payment of any other payments provided for pursuant to the terms of such Security and any and all amounts under the Indenture, when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption or repayment or otherwise, in accordance with the terms of such Security and this Indenture. This guarantee will not be discharged with respect to any Securities of any series except by payment in full of the principal thereof, premium, if any, interest thereon and any Additional Amounts with respect thereto and all other amounts payable thereunder and under this Indenture with respect thereto. The Guarantor hereby expressly waives its right to require the Trustee or any Holder to pursue or exhaust its legal or equitable remedies against the Company prior to exercising its rights under this guarantee. In case of the failure of the Company immediately to make any such payment, the Guarantor hereby agrees to cause such payment to be made immediately when and as the same shall become due and payable, whether at the Stated Maturity or by declaration of acceleration, call for redemption or repayment or otherwise, and as if such payment were made by the Company.

The Guarantor hereby agrees that its obligations hereunder shall be as if it were principal debtor and not merely surety, and shall be absolute and unconditional, irrespective of the validity, regularity or enforceability of any Security or this Indenture, the absence of any action to enforce the same, any waiver or consent by the Holder of such Security or by the Trustee with respect to any provisions thereof or of this Indenture, the obtaining of any judgment against the Company or any action to enforce the same or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantor hereby waives the benefits of diligence, presentment, demand of payment, filing of claims with a court in the event of merger, insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to any Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that no guarantee (including any Guarantee endorsed on a Security) will be discharged in respect of any Security except by complete performance of the obligations contained in such Security and in this guarantee. The Guarantor hereby agrees that, in the event of a default in payment of principal (or premium, if any) or interest on and any Additional Amounts with respect to any Security, or a default in any other payment referred to therein, legal proceedings may be instituted immediately by the Trustee on behalf of, or by, the Holder of such Security, on the terms and conditions set forth in this Indenture, directly against the Guarantor to enforce this guarantee without first proceeding against the Company.

The Guarantor shall be subrogated to all rights of the Holders of the Securities of a particular series against the Company in respect of any amounts paid by the Guarantor on account of such Securities pursuant to the provisions of this guarantee or this Indenture; provided, however, that the Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of, any premium and interest on and any Additional Amounts in respect of all Securities of such series issued hereunder, and all other amounts payable in respect thereof, shall have been paid in full.

Section 15.02.  Execution and Delivery of Guarantee.

The Guarantees to be endorsed on the Securities of each series shall include the terms of the guarantee set forth in Section 2.02 (except that references to premium and interest need be included only if any premium or interest, respectively, is provided for in the terms of such series) and any other terms that may be set forth in the form established pursuant to Section 2.02 with respect to such series. The Guarantor hereby agrees to execute the Guarantees, in a form established pursuant to Section 2.02, to be endorsed on each Security authenticated and delivered by the Trustee.

The Guarantees shall be executed on behalf of the Guarantor by any two Authorized Persons. The signature of any of these persons on the Guarantees shall be manual.

Guarantees bearing the manual signatures of individuals who were at any time the proper Authorized Persons of the Guarantor shall bind the Guarantor, notwithstanding that such individuals or any of them have ceased to be Authorized Persons prior to the authentication and delivery of such Guarantees or were not Authorized Persons at the date of such Guarantees.

The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee endorsed thereon on behalf of the Guarantor. The Guarantor hereby agrees that its Guarantee set forth in Section 2.02 and in this Article shall remain in full force and effect notwithstanding any failure to endorse a Guarantee on any Security.

The Guarantees shall continue to be effective or be reinstated, as the case may be, if at any time payment on any Security, in whole or in part, is rescinded or must otherwise be restored to the Company or the Guarantor upon the bankruptcy, liquidation or reorganization of the Company or the Guarantor or otherwise.

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This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

SYNGENTA FINANCE N.V.
By:
Name:
Title:

SYNGENTA FINANCE N.V.
By:
Name:
Title:

SYNGENTA AG
By:
Name:
Title:

SYNGENTA AG
By:
Name:
Title:

THE BANK OF NEW YORK MELLON
By:
Name:
Title: